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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 1999
                                                           ---------------

                        BRAKE HEADQUARTERS U.S.A., INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                         0-28640                22-3048534
        --------                         -------                ----------
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer)
   of Incorporation)                                            Ident. No.

                925 Amboy Avenue, Perth Amboy, New Jersey 08861
                -----------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (773) 697-0100
                                 --------------
               Registrant's telephone number, including area code

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Item 5.  Other Events
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         On May 28, 1999, a voluntary petition was filed in the United States
Bankruptcy Court for the Eastern District of New York by Sanyo Automotive
Parts, Ltd. (Case No. 1 99-17339-260) ("Sanyo") and ABS Brakes, Inc. (Case No. 1 99-17340-260) ("ABS"), each a wholly-owned subsidiary of Brake Headquarters U.S.A., Inc. (the "Registrant").

         The two petitions are being jointly administered pursuant to an order of the Bankruptcy Court dated June 3, 1999.

         An emergency motion to use the cash collateral of the National Bank of Canada, New York Branch, was made returnable on June 3, 1999 and after a hearing, the use of such cash collateral in accordance with a budget submitted by Sanyo and ABS was so ordered.

         A permanent hearing on the use of cash collateral is scheduled.

         The two subsidiaries will have the opportunity, under the guidance of the courts, to settle outstanding claims and reorganize their business. This decision was due, in part, to continued losses incurred, especially by Sanyo, and to protect the integrity of the Registrant's operations and those of its subsidiary WAWD, which are not expected to be negatively affected as a result of these filings.

         (c)      Exhibits.

                      None.


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BRAKE HEADQUARTERS U.S.A., INC.
                                               (Registrant)

Date: July 16, 1999                    By: /s/ Joseph Ende
                                           ------------------------------------
                                           Joseph Ende
                                           Chief Executive Officer

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